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                                                                    EXHIBIT 23.2

            Consent of Independent Registered Public Accounting Firm

The Board of Trust Managers
AmREIT:

We consent to the use of our report dated March 24, 2004 related to the consolidated financial statements and consolidated financial statement schedule of AmREIT and subsidiaries as of and for the year ended December 31, 2003 included herein, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Houston, Texas
December 15, 2004